UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tesla, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Shareholder, We believe Tesla is on the precipice of another massive wave of transformational growth, which will not only improve the future for humanity, but also create staggering amounts of shareholder value. This November, you will play an important role in making it a reality. We are at a pivotal juncture in Tesla’s history, and the proposals we’ve carefully designed and put forward will help determine Tesla’s future. We will hold our 2025 Annual Meeting of Shareholders on November 6, 2025, and are asking you to follow the Board’s recommendations on ALL proposals. Master Plan Part IV: The Future of Tesla Vote “FOR” Since the first Master Plan was unveiled almost 20 years ago, Tesla has been guided by these blueprints to transform from an early-stage automotive startup to a leader in AI, robotics and sustainable energy products. We recently unveiled Master Plan Part IV, which aims to set us on a path toward Sustainable Abundance, marking the next critical inflection point of our business. Sustainable Abundance to us means reimagining labor, mobility and energy and bringing AI into the physical world through products and services like Bots, Robotaxi and Full Self-Driving to help accelerate global prosperity. Our goal is to create a safer, cleaner and more enjoyable world for all by democratizing access to autonomous goods and services in support of Sustainable Abundance. Bots Potential to generate unprecedented revenue over time. Robotaxi Service High-margin, substantial growth opportunity. Full Self-Driving Sets the stage for Tesla’s new growth trajectory. AI Capabilities Game changer for U.S. manufacturing. VoteTesla.com Proposal One Election of the Three Class III Directors Proposal Four Approval of the 2025 CEO Performance Award Proposal Three Approval of A&R 2019 Equity Incentive Plan

Tesla is not led by an ordinary CEO – it is led by a CEO who has proven his ability to create extraordinary growth and value several times over. Elon Musk is a once-in-a-generation visionary and, under his continued leadership, we have the potential to become the most valuable company in history.1 But this requires a one-of-a-kind compensation structure that both retains and incentivizes him to make our vision a reality. One-of-a-Kind CEO Our Board’s Special Committee designed a 2025 CEO Performance Award to retain, motivate and incentivize Elon in a way that will be 100% aligned with Tesla shareholders. Building upon the successful framework of the 2018 CEO Performance Award, we have created a pay-for-performance compensation plan that will deliver tremendous value for shareholders. In other words, Elon will receive zero compensation, unless and until shareholders realize substantial value. Elon only gets compensated if shareholders win – and win big. A Pay-for-Performance Plan Fully Aligned with Shareholder Interests VoteTesla.com

If Elon fails to achieve incredibly ambitious market capitalization AND operational milestones	→	Elon earns nothing
If Elon succeeds in achieving ALL of these milestones	→	Tesla will become more valuable than any company in history,[1] and shareholders will benefit from unprecedented growth and value creation

Elon only gets paid if he delivers value for you.

Elon receives ZERO salary and ZERO cash bonus, unless and until he achieves incredibly ambitious market capitalization and operational milestones that will mean extraordinary value creation for shareholders.

The targets and your upside are extraordinary.

For Elon to receive the full Award, Tesla must deliver an additional ~$7.5 trillion in value to shareholders. That means incredible returns for you if we hit these goals.

Designed to supercharge retention.

The Award has only two potential vesting periods – at 7.5 and 10 years after the grant date, which means that Elon must remain in continuous service and invested in the Company for many years to come.

The Award is 100% at risk.

If Tesla doesn't hit ANY milestones, Elon gets nothing.



Your Vote Matters.
Make It Count.

We have hugely ambitious goals for Tesla, and Elon's singular leadership is vital to navigating this critical inflection point. It will be supported and overseen by the highly active Directors on our Board – all of whom are critical in shaping the future of Tesla as it evolves and in continuing to create outsized value for Tesla shareholders. We urge you to follow the Board's recommendations for ALL proposals at this year's Annual Meeting to support our next wave of groundbreaking innovation. **Vote "FOR":**

Proposal One	Proposal Three	Proposal Four
Election of the Three Class III Directors	Approval of A&R 2019 Equity Incentive Plan	Approval of the 2025 CEO Performance Award

The future of Tesla is in your hands. Thank you for your continued support.

Sincerely,

Robyn M. Denholm
Chairperson of the Board

1. Based on market capitalization milestones compared to publicly traded companies as of the date of the proxy statement.

Vote Online Locate your control number on your proxy materials, visit the website listed and follow the instructions. If you have received proxy materials by e-mail, you can simply click the link and follow the instructions. Vote by Phone Registered shareholders can locate the number on your proxy materials, dial the number indicated and follow the prompts. Vote by QR Code If your proxy materials include a QR code, scan the QR code using your mobile device and follow the instructions. Vote by Mail Mark, sign and date the proxy card and return it in the pre-paid envelope provided. Vote Your Shares TODAY Don’t wait – vote NOW. Whether or not you plan to attend the 2025 Annual Meeting, please vote “FOR” Proposal One: Election of the Three Class III Directors, Proposal Three: Approval of the A&R 2019 Equity Incentive Plan and Proposal Four: Approval of the 2025 CEO Performance Award If you need help voting your shares or have any questions, please contact our proxy solicitor, Innisfree M&A Incorporated. Banks and Brokers +1 (212) 750-5833 (collect) Shareholders +1 (877) 717-3936 (U.S. and Canada) OR +1 (412) 232-3651 (all other countries) Additional Information and Where to Find It Tesla, Inc. (“Tesla”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for Tesla’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2025 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2025 ANNUAL MEETING. Shareholders are able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www. sec.gov. In addition, shareholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com. Participant Information Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla’s shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled “Executive Compensation for Fiscal Year 2024” and “Compensation of Directors” in the Definitive Proxy Statement. Information regarding the participants’ holdings of Tesla’s securities can be found in the section titled “Ownership of Securities” in the Definitive Proxy Statement. Tesla © 2025 VoteTesla.com